                                                                     Exhibit 5.1



                    [CRAVATH, SWAINE & MOORE LLP LETTERHEAD]


                                                     June 27, 2003


                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
                          FUND AMERICAN COMPANIES, INC.
                              FUND AMERICAN TRUST I
                             FUND AMERICAN TRUST II
                             FUND AMERICAN TRUST III

                       REGISTRATION STATEMENT ON FORM S-3

Dear Ladies and Gentlemen:

         We have acted as special counsel for White Mountains Insurance Group, Ltd., a corporation existing under the laws of Bermuda (the "Company"), Fund American Companies, Inc., a Delaware corporation ("Fund American"), and Fund American Trust I, Fund American Trust II and Fund American Trust III, each a Delaware business trust (each a "Trust" and, collectively, the "Trusts"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") relating to (i) preference shares of the Company (the "Company Preference Shares"), (ii) common shares of the Company (the "Common Shares"),
(iii) preferred stock of Fund American (the "Preferred Stock" and, together with the Company Preference Shares, the "Preference Shares"), (iv) unsecured senior debt securities and unsecured subordinated debt securities of the Company (collectively, the "Company Debt Securities"), (v) unsecured senior debt securities, unsecured subordinated debt securities and unsecured junior subordinated debt securities of Fund American (collectively, the "Fund American Debt Securities" and, together with the Company Debt Securities, the "Debt Securities"), (vi) guarantees of the Fund American Debt Securities by the Company (the "Debt Guarantees"), (vii) preferred securities of the Trusts (the "Trust Preferred Securities") and (viii) guarantees of the Trust Preferred Securities by the Company and Fund American (the "Trust Preferred Guarantees" and, together with the Debt Guarantees, the "Guarantees"). The Preference Shares, Common Shares, Debt Securities, Trust Preferred Securities and Guarantees (collectively, the "Securities") will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933 (the "Securities Act").

         In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including, (i) the Certificate of Incorporation of Fund American, as amended, (ii) the By-Laws of Fund American, (iii) the form of Senior Indenture (the "Senior Indenture") to be entered into by the Company (as issuer or guarantor), Fund American (if Fund American is to issue its unsecured senior debt securities) and Bank One, National Association (the "Senior Trustee"), (iv) the form of Subordinated Indenture (the "Subordinated Indenture") to be entered into by the Company (as issuer or guarantor), Fund American (if Fund American is to issue its unsecured subordinated debt securities) and Bank One, National Association (the "Subordinated Trustee"), (v) the form of Junior Subordinated Indenture (the "Junior Subordinated Indenture" and, together with the Senior Indenture and the Subordinated Indenture, the "Indentures") to be entered into by the Company (as guarantor), Fund American (as issuer) and Bank One, National Association (the "Junior Subordinated Trustee" and, together with the Senior Trustee and the Subordinated Trustee, the "Trustees"), (vi) the form of Amended and Restated Declarations of Trust of each Trust (the "Trust Agreements") and (vii) the forms of Guarantee Agreements (the "Trust Preferred Guarantee Agreements") to be entered into by the Company and/or Fund American and Bank One, National Association (the "Guarantee Trustee").

         Based on the foregoing, we are of opinion as follows:

         1. Based solely on a certificate from the Secretary of State of Delaware, Fund American is a corporation validly existing and good standing under the laws of the State of Delaware.

         2. The execution and delivery of the Indentures and the issuance and sale of the Fund American Debt Securities have been duly authorized by all necessary corporate action of Fund American.

         3. The execution and delivery of the Trust Agreements and the Trust Preferred Guarantee Agreement, if Fund American guarantees the Trust Agreements, have been duly authorized by all necessary corporate action of Fund American.

         4. When any Indenture shall have been duly authorized, executed and delivered by each of the Company (if a guarantor or issuer), Fund American (if Fund American is to be a party thereto as issuer of the applicable Debt Securities) and the applicable Trustee, such Indenture will constitute a legal, valid and binding obligation of the Company (if the Company is a party thereto) and Fund American (if Fund American is a party thereto), enforceable against the Company (if the Company is a party thereto) and Fund American (if Fund American is a party thereto) in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5. When (i) the applicable Indenture shall have been duly authorized, executed and delivered by each of the Company and the applicable Trustee and
(ii) the Company Debt Securities shall have been duly authorized, executed, authenticated and delivered against payment therefor, the Company Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

         6. When (i) the applicable Indenture shall have been duly authorized, executed and delivered by each of the Company (if a guarantor), Fund American (as issuer) and the applicable Trustee and (ii) the Fund American Debt Securities shall have been duly authorized, executed, authenticated and delivered against payment therefor, the Fund American Debt Securities will constitute legal, valid and binding obligations of Fund American, enforceable against Fund American in accordance with their terms and entitled to the benefits of the applicable Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

         7. When (i) the applicable Indenture shall have been duly authorized, executed and delivered by each of the Company (if a guarantor), Fund American (as issuer) and the Trustee, and if the Company is a guarantor, (ii) the Debt Guarantees to be endorsed on the Fund American Debt Securities issued under such Indenture shall have been duly authorized, such Debt Guarantees will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

         8. If the Trust Preferred Securities will be guaranteed by the Company or Fund American, (i) when the applicable Trust Preferred Guarantee Agreement shall have been duly authorized, executed and delivered by each of the Company or Fund American, and the Guarantee Trustee and (ii) when the applicable Trust Preferred Guarantee shall have been duly authorized such Trust Preferred Guarantee will constitute a legal, valid and binding obligation of the Company or Fund American, as applicable, enforceable against the Company or Fund American, as applicable, in accordance with its terms and entitled to the benefits of the applicable Trust Preferred Guarantee Agreement (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

         9. When (i) the Fund American Board of Directors has taken all necessary corporate action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters including the adoption of a Certificate of Designations relating to such shares of the Preferred Stock and the filing of such Certificate of Designations with the Secretary of State of the State of Delaware and (ii) certificates representing such shares of the Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then such shares of the Preferred Stock will be validly issued, fully paid and nonassessable.

         We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America. In particular, we do not purport to pass on any matter governed by the Delaware Business Trust Act or the laws of Bermuda.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                             Very truly yours,

                                             /s/ Cravath, Swaine & Moore LLP

                                             Cravath, Swaine & Moore LLP


White Mountains Insurance Group, Ltd.
   80 South Main Street
      Hanover, New Hampshire 03755-2053

Fund American Companies, Inc.
Fund American Trust I
Fund American Trust II
Fund American Trust III
   370 Church Street
      Guilford, Connecticut 06437